Exhibit 10.28

TWENTY-SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS TWENTY-SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of January 15, 2008 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth and Twenty-Fifth Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003, July 3, 2003, April 29, 2004, November 15, 2004, April 29, 2005, June 15, 2005, February 1, 2006, April 29, 2006, November 10, 2006, January 8, 2007, April 29, 2007, June 30, 2007, October       , 2007, October 18, 2007 and November 1, 2007, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower:  (i) a $8,000,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a consolidated term loan in the original principal sum of $7,899,332.98 (the “Term Loan”), (iii) an $11,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”), and (iv) a $9,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan No. 2”); and

WHEREAS, Borrower has asked Lender to (i) increase the amount of the Revolving Loan to $10,000,000.00, (ii) modify the borrowing base formula for the Revolving Loan, and (iii) make certain other changes to the Loan Agreement; and

WHEREAS, Lender has agreed to the foregoing loan requests provided Borrower executes and delivers such documents and instruments required by Lender, including, the promissory note described below and this Amendment;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definitions of “Borrowing Base”, “Commitment Amount” and “Revolving Loan” in Section 1.1 of the Loan Agreement, are each amended in its entirety to read as follows:

“Borrowing Base” shall mean, as of any applicable date of determination, an amount equal to the sum of (i) eighty percent (80%) of Borrower’s Eligible Accounts, and (ii) the lesser of (a) fifty percent (50%) of Borrower’s Eligible Inventory, or (b) Four Million Dollars ($4,000,000.00).

“Commitment Amount” shall mean, as of any applicable date of determination, Ten Million and 00/100 ($10,000,000.00) Dollars.

“Revolving Loan” shall mean the $10,000,000,00 revolving line of credit loan extended by the Lender to the Borrower under Section 2 of this Agreement, and any and all extensions, renewals, amendments, modifications, refinancings, conversions, consolidations and increases thereof or thereto.

3.             The first sentence of the first paragraph in Section 2.3 of the Loan Agreement is amended to read as follows:

“2.3         Revolving Note.  The Revolving Loan shall be evidenced by an amended and restated renewal revolving note, executed by the Borrower, dated January 15, 2008, payable to the Lender on June 30, 2008, and in the principal sum of Ten Million and 00/100 ($10,000,000.00) Dollars (the “Revolving Note”).”

Hereafter, all references in the Loan Agreement and in this Amendment to the term “Revolving Note” shall be deemed to refer to the aforesaid amended and restated renewal revolving note dated January 15, 2008 in the principal sum of $10,000,000.00, executed by Borrower, payable to the order of Lender on June 30, 2008, together with interest payable monthly as therein described.

4.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of (a) all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment No. 2 and all other Indebtedness.

5.             Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment Note No. 2 and all other Indebtedness, it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

6.             In order to induce Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

7.             Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect.  This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois (exclusive of choice of law principles).

8.             Borrower further agrees to reimburse the Lender for its legal fees incurred in documenting the aforesaid Revolving Loan increase and other modifications hereinabove described.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Twenty-Sixth Amendment to Loan and Security Agreement as of date first above written.

Borrower:

BRAD FOOTE GEAR WORKS, INC.

By:	/s/ Steven A. Huntington
Steven A. Huntington
Title: Chief Financial Officer

Lender:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Stephen P. Mares
Stephen P. Mares
Title: FVP